Exhibit 99.1

Investor Relations Contact:

Tommy Lewis, Chief Transformation Officer & Chief of Staff to the CEO

(615) 614-4576

investor.relations@tivityhealth.com

TIVITY HEALTH REPORTS THIRD-QUARTER 2019 RESULTS

———————————

REPORTS REVENUES OF $303.9 MILLION

———————————

STRONG CASH FLOW RESULTS IN CUMULATIVE TERM LOAN REPAYMENTS

OF $105 MILLION AS OF SEPTEMBER 30

———————————

REAFFIRMS FINANCIAL GUIDANCE FOR 2019

NASHVILLE, Tenn. (November 12, 2019) - Tivity Health, Inc. (NASDAQ:TVTY) today announced financial results for the third quarter ended September 30, 2019.

Third-Quarter 2019 Financial Highlights

•	Revenues increased 100.6% to $303.9 million, including nutrition segment revenues of $143.9 million. This compares to revenues of $151.5 million for the third quarter of 2018.

•

Net income was $13.9 million compared to $25.4 million for the third quarter of 2018.  Adjusted net income was $22.2 million compared to $25.4 million for the third quarter of 2018.  Adjusted net income for the third quarter of 2019 is a non-GAAP financial measure and excludes a total of $5.5 million of pre-tax acquisition, integration, and restructuring costs incurred primarily in connection with the acquisition of Nutrisystem, $4.6 million of pre-tax amortization of intangible assets, and $0.7 million of tax adjustments related to the acquisition. See pages 11-13 for a reconciliation of non-GAAP financial measures.

•

Net income per diluted share was $0.29 compared to $0.59 for the third quarter of 2018.  Adjusted net income per diluted share was $0.46 compared to $0.59 for the third quarter of 2018.  Adjusted net income per diluted share for the third quarter of 2019 is a non-GAAP financial measure and excludes $0.09 per diluted share related to acquisition, integration, and restructuring costs in connection with the Nutrisystem acquisition, $0.07 per diluted share related to amortization of intangible assets, and $0.01 per diluted share related to tax adjustments. See pages 11-13 for a reconciliation of non-GAAP financial measures.

•

Adjusted EBITDA for the third quarter of 2019 was $56.8 million, which benefited from combined cost synergies of $2.9 million.  Adjusted EBITDA includes $17.7 million from the Nutrition segment (inclusive of synergies) and excludes $5.5 million of acquisition, integration, and restructuring costs associated with the Nutrisystem acquisition.  This compares to EBITDA of $36.6 million for the third quarter of 2018. See pages 11-13 for a reconciliation of non-GAAP financial measures.

TVTY Reports Third-Quarter Results

November 12, 2019

TIVITY HEALTH, INC.

Financial Highlights

(Dollars in millions, except per-share data)

See pages 11-13 for a reconciliation of non-GAAP financial measures

	Three Months Ended September 30,
	2019	2018
Revenues	$303.9	$151.5

Per diluted share:
Net income, GAAP basis	$0.29	$0.59
Acquisition and integration costs	0.08	—
Restructuring charges	0.00	—
Amortization of intangible assets	0.07	—
Tax adjustments	0.01	—
Adjusted net income, non-GAAP basis (1)	$0.46	$0.59

Weighted average diluted common shares outstanding (in thousands)	48,584	42,827

Adjusted EBITDA	$56.8	$36.6

(1) Figures may not add due to rounding.

“We are pleased to deliver strong results from the healthcare segment with visits meeting our expectations.  Additionally, we finished the selling season strong by adding 200,000 new eligible SilverSneakers lives for 2020 since August supporting the continued value that the SilverSneakers brand offers to our customers.  The nutrition segment also met our expectations reflecting an improved focus on execution and new investments in the O-E strategy,” said Donato Tramuto, Tivity Health’s Chief Executive Officer.  “As the popularity of Medicare Advantage plans continues to grow, we are well-positioned to provide solutions to support healthcare improvements through physical activity, nutrition and social connectivity, critical variables to addressing the social determinants of health.”

Segment Results

Healthcare segment:  Revenue for the third quarter of 2019 was $160.0 million, which is 5.6% higher than revenue for the third quarter of 2018.  Adjusted EBITDA for the third quarter of 2019 was $39.2 million, including $0.7 million of cost synergies, which is 7.0% higher than EBITDA for the third quarter of 2018.

Nutrition segment:  Revenue was $143.9 million and adjusted EBITDA was $17.7 million, including $2.2 million of cost synergies, for the third quarter of 2019.

See pages 11-13 for a reconciliation of non-GAAP financial measures.

TVTY Reports Third-Quarter Results

November 12, 2019

Reaffirms 2019 Financial Guidance

Based on the Company’s performance through the first three quarters of 2019 and its outlook for the remainder of 2019, Tivity Health reaffirmed financial guidance for 2019 as follows:

Consolidated Revenues	$1,127 million to $1,142 million
Healthcare Segment Revenues	$625 million to $630 million
Nutrition Segment Revenues 3/8-12/31	$502 million to $512 million
Consolidated Adjusted EBITDA	$229 million to $239 million
Healthcare Segment Adjusted EBITDA	$140 million to $143 million
Nutrition Segment Adjusted EBITDA 3/8-12/31	$80 million to $84 million
Anticipated Cost Synergies	$9 to $12 million
Consolidated Earnings Per Diluted Share	$1.11 to $1.32
Consolidated Adjusted Earnings Per Diluted Share	$2.14 to $2.32

The guidance for consolidated adjusted EBITDA and consolidated adjusted earnings per diluted share excludes:

•	expected pre-tax acquisition, integration, and restructuring expenses in a range of $38 million to $40 million, which includes both cash and non-cash expenses;
•	expected amortization expense of approximately $15 million related to intangible assets; and
•	expected tax adjustments related to the acquisition of Nutrisystem of approximately $7 million.

The Company’s guidance for consolidated adjusted EBITDA and consolidated adjusted earnings per diluted share includes:

•	depreciation expense of approximately $17 million;
•	interest expense in a range of $77 million to $79 million, of which approximately $8 million is non-cash expense;
•	an effective tax rate of approximately 29% for the remaining quarter of 2019;
•	weighted average diluted shares outstanding of approximately 47 million;
•	free cash flow, including cash paid for interest, in a range of $55 million to $60 million; and
•	capital expenditures in a range of $22 million to $24 million.

See pages 11-13 for a reconciliation of adjusted earnings per diluted share guidance to earnings per diluted share guidance.  The Company does not provide a reconciliation of adjusted EBITDA guidance to the most directly comparable GAAP financial measure because it is unable to provide such reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the financial impact of certain items.

TVTY Reports Third-Quarter Results

November 12, 2019

Conference Call

Tivity Health will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live by dialing 877-683-2218 or 647-689-5447 for international callers and referencing code 8286362 or over the Internet by going to www.tivityhealth.com and clicking "Investors" at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 800-585-8367 or 416-621-4642 for international callers, code 8286362, and the replay will also be available on the Company's website for the next 12 months.

About Tivity Health

Tivity Health® Inc. (Nasdaq: TVTY) is a leading provider of nutrition, fitness and social connection solutions. With its family of healthy life-changing solutions, including SilverSneakers, Nutrisystem, South Beach Diet, Prime Fitness, Wisely Well and WholeHealth Living, Tivity Health is impacting the lives of millions. By working with a diverse set of partners, including payers, healthcare practitioners and employers, to provide more opportunities to empower people to feel, do and be better, Tivity Health is transforming the way we do health. Learn more at TivityHealth.com.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP measures to the comparable GAAP measures are included on pages 11-13. Certain of the non-GAAP measures included in this press release are forward-looking, and reconciliations of these forward-looking non-GAAP financial measures (including adjusted EBITDA guidance) to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the financial impact of certain items.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s future financial performance and the Company’s acquisition of Nutrisystem, Inc. (“Nutrisystem”), as well as the expected benefits, synergies or opportunities of such acquisition. Readers of this press release should understand that these statements are not guarantees of performance or results. Many risks and uncertainties could affect actual results and cause them to vary materially from the forward-looking statements.

These risks and uncertainties include, among other things: the market’s acceptance of the Company’s new products and services; the Company’s ability to develop and implement effective strategies and to anticipate and respond to strategic changes, opportunities, and emerging trends in the Company’s industry and/or business, as well as to accurately forecast the related impact on the Company’s revenues and earnings; the risk that expected benefits, synergies and growth opportunities of the Company’s acquisition of Nutrisystem may

TVTY Reports Third-Quarter Results

November 12, 2019

not be achieved in a timely manner or at all, including that the acquisition may not be accretive within the expected timeframe or to the extent anticipated; the Company’s ability to successfully integrate Nutrisystem's business or any other new or acquired businesses, services, technologies, solutions, or products into the Company’s business and to accurately forecast the related costs; the risk that the significant indebtedness incurred in connection with the Company’s acquisition of Nutrisystem may limit the Company’s ability to adapt to changes in the economy or market conditions, expose the Company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; the Company’s ability to service its debt, make principal and interest payments as those payments become due, and remain in compliance with its debt covenants; the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support its current or future operations; the risks associated with changes in macroeconomic conditions, geopolitical turmoil and the continuing threat of domestic or international terrorism; the impact of any impairment of the Company’s goodwill, intangible assets, or other long-term assets; the risks associated with the potential failures of the Company’s information systems; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of the Company’s information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties, loss, misappropriation, disclosure or corruption of customer, employee or Company information, or other data subject to privacy laws and may lead to a disruption in the Company’s business, costs to modify, enhance, or remediate the Company’s cybersecurity measures, enforcement actions, fines or litigation against the Company, or damage to its business reputation; the impact of any new or proposed legislation, regulations and interpretations relating to Medicare, Medicare Advantage, Medicare Supplement, as well as privacy and security laws; the Company’s ability to attract, hire, or retain key personnel or other qualified employees and to control labor costs; the effectiveness of the reorganization of the Company’s business and its ability to realize the anticipated benefits thereof; the Company’s ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed its resources; the impact of legal proceedings involving the Company and/or its subsidiaries, including any claims related to intellectual property rights; the Company’s ability to enforce its intellectual property rights; the risks associated with deriving a significant concentration of the Company’s revenues from a limited number of its Healthcare segment customers, many of whom are health plans; the Company’s ability and/or the ability of its Healthcare segment customers to enroll participants and to accurately forecast their level of enrollment and participation in the Company’s programs in a manner and within the timeframe anticipated by the Company; the Company’s ability to sign, renew and/or maintain contracts with the Company’s Healthcare segment customers and/or its partner locations under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company’s Healthcare segment customers to maintain the number of covered lives enrolled in the plans during the terms of the Company’s agreements; the impact of severe or adverse weather conditions and the potential emergence of a health pandemic or an infectious disease outbreak on member participation in the Company’s Healthcare segment programs; the impact of healthcare reform on the Company’s business; the effectiveness of the Company’s marketing and advertising programs; loss, or disruption in the business, of any of the Company’s food suppliers or its fulfillment provider, or disruptions in the shipping of the Company’s food products for its Nutrition segment; the impact of any claims that the Company’s Nutrition segment personnel are unqualified to provide proper weight loss advice; the impact of health or advertising related claims by the Company’s Nutrition segment customers; competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; loss of any of the Company’s Nutrition segment third-party retailer agreements and any obligations associated with such loss;

TVTY Reports Third-Quarter Results

November 12, 2019

the Company’s ability to continue to develop innovative weight loss programs and enhance its existing programs, or the failure of the Company’s programs to continue to appeal to the market; the impact of claims from the Company’s Nutrition segment competitors regarding advertising or other marketing practices; the Company’s ability to develop and commercially introduce new products and services; the Company’s ability to receive referrals from existing Nutrition segment customers, a decline in which could adversely impact customer acquisition costs; failure to attract or negative publicity with respect to any of the Company’s spokespersons; the Company’s ability to anticipate change and respond to emerging trends for customer preferences and the impact of the same on demand for the Company’s services and products; negative publicity with respect to the weight loss industry; the impact of increased governmental regulation on the Company’s Nutrition segment; claims arising from the sale of ingested products; and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events or circumstances.

TVTY Reports Third-Quarter Results

November 12, 2019

TIVITY HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$6,857	$1,933
Accounts receivable, net	90,719	67,139
Inventories	23,720	—
Prepaid expenses	14,910	3,655
Income taxes receivable	439	720
Other current assets	5,421	4,658
Total current assets	142,066	78,105

Property and equipment, net of accumulated depreciation of $37,902 and $30,711 respectively	50,396	16,341
Right-of-use assets	44,787	—
Intangible assets, net	951,711	29,049
Goodwill, net	791,735	334,680
Other long-term assets	24,809	23,904
Total assets	$2,005,504	$482,079

Current liabilities:
Accounts payable	$46,903	$29,103
Accrued salaries and benefits	8,876	6,512
Accrued liabilities	63,619	42,563
Deferred revenue	13,630	582
Current portion of debt	—	57
Current portion of lease liabilities	13,451	—
Current portion of long-term liabilities	4,675	2,255
Total current liabilities	151,154	81,072

Long-term debt	1,035,063	30,589
Long-term lease liabilities	33,784	—
Long-term deferred tax liability	222,214	319
Other long-term liabilities	17,891	1,098

Stockholders' equity:
Preferred stock $.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common Stock $.001 par value, 120,000,000 shares authorized, 47,876,048 and 41,049,418 shares outstanding, respectively	48	41
Additional paid-in capital	503,799	347,487
Retained earnings	85,808	49,655
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(16,075)	—
Total stockholders' equity	545,398	369,001
Total liabilities and stockholders' equity	$2,005,504	$482,079

TVTY Reports Third-Quarter Results

November 12, 2019

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except earnings per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$303,897	$151,467	$858,369	$453,261
Cost of revenue (exclusive of depreciation and amortization of $7,870, $1,071, $18,216, and $3,041, respectively, included below)	178,640	103,678	513,736	313,491
Marketing expenses	46,719	3,373	125,470	10,870
Selling, general and administrative expenses	26,958	7,813	83,810	24,136
Depreciation and amortization	9,700	1,204	22,366	3,461
Restructuring and related charges	281	—	4,225	124
Operating income	41,599	35,399	108,762	101,179

Interest expense	23,006	1,013	54,334	7,948
Income before income taxes	18,593	34,386	54,428	93,231

Income tax expense	4,673	9,029	18,157	23,856
Income from continuing operations	13,920	25,357	36,271	69,375

Income from discontinued operations, net of tax	—	—	—	901
Net income	13,920	25,357	36,271	70,276

Earnings per share - basic:
Continuing operations	$0.29	$0.63	$0.79	$1.74
Discontinued operations	$—	$—	$—	$0.02
Net income	$0.29	$0.63	$0.79	$1.76

Earnings per share - diluted:
Continuing operations	$0.29	$0.59	$0.78	$1.60
Discontinued operations	$—	$-	$—	$0.02
Net income	$0.29	$0.59	$0.78	$1.63

Comprehensive income	$10,081	$25,357	$20,196	$70,276

Weighted average common shares and equivalents:
Basic	47,923	40,010	45,996	39,898
Diluted	48,584	42,827	46,585	43,234

TVTY Reports Third-Quarter Results

November 12, 2019

TIVITY HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Income from continuing operations	$36,271	$69,375
Income from discontinued operations	—	901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,366	3,461
Amortization and write-off of deferred loan costs	3,256	1,101
Amortization of debt discount	2,593	4,140
Share-based employee compensation expense	15,266	4,913
Gain on sale of TPHS business	—	(1,304)
Deferred income taxes	10,489	23,812
Increase in accounts receivable, net	(1,407)	(12,181)
Decrease in inventory	14,775	—
Decrease in other current assets	3,608	1,544
Decrease in accounts payable	(9,917)	(1,285)
Decrease in accrued salaries and benefits	(592)	(10,626)
Decrease in other current liabilities	(14,138)	(11,235)
Increase in deferred revenue	345	—
Other	1,908	1,912
Net cash flows provided by operating activities	$84,823	$74,528

Cash flows from investing activities:
Acquisition of property and equipment	$(15,354)	$(6,456)
Proceeds from sale of MeYou Health	—	1,416
Business acquisitions, net of cash acquired	(1,062,818)	—
Net cash flows used in investing activities	$(1,078,172)	$(5,040)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	$1,505,245	$173,350
Payments of long-term debt	(478,479)	(271,923)
Proceeds from settlement of cash convertible notes hedges	—	141,246
Payments related to settlement of cash conversion derivative	—	(141,246)
Payments related to tax withholding for share-based compensation	(1,464)	(2,083)
Exercise of stock options	701	1,521
Deferred loan costs	(30,189)	—
Change in cash overdraft and other	2,471	2,887
Net cash flows provided by (used in) financing activities	$998,285	$(96,248)

Effect of exchange rate changes on cash	$(12)	$(37)

Net increase in cash and cash equivalents	$4,924	$(26,797)

Cash and cash equivalents, beginning of period	$1,933	$28,440

Cash and cash equivalents, end of period	$6,857	$1,643

TVTY Reports Third-Quarter Results

November 12, 2019

TIVITY HEALTH, INC.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended September 30, 2019
	Healthcare	Nutrition	Consolidated

Revenues	$159,979	$143,918	$303,897

Adjusted EBITDA	$39,177	$17,662	$56,839
Acquisition and integration costs			$5,259
Restructuring and related charges			281
Interest expense			23,006
Depreciation and amortization			9,700
Income before income taxes			$18,593

TVTY Reports Third-Quarter Results

November 12, 2019

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted EBITDA, Non-GAAP Basis

to Net Income, GAAP Basis (in thousands)

	Three Months Ended September 30, 2019	% of Revenue	Three Months Ended September 30, 2018	% of Revenue
Adjusted EBITDA, non-GAAP basis (1)	$56,839	18.7%	$36,603	24.2%
Acquisition and integration costs (2)	(5,259)		—
Restructuring charges (3)	(281)		—
EBITDA, non-GAAP basis (4)	$51,299		$36,603
Depreciation and amortization	(9,700)		(1,204)
Interest expense	(23,006)		(1,013)
Income tax expense	(4,673)		(9,029)
Net income, GAAP basis	$13,920		$25,357

(1)

Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes acquisition and integration costs and restructuring charges from this measure because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA in isolation or as a substitute for net income determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(2)	Acquisition and integration costs consists of pre-tax charges of $5,259 for the three months ended September 30, 2019 incurred in connection with the acquisition and integration of Nutrisystem.
(3)	Restructuring charges consists of pre-tax charges of $281 for the three months ended September 30, 2019 primarily related to the restructuring of corporate support infrastructure.
(4)

EBITDA is a non-GAAP financial measure.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider EBITDA in isolation or as a substitute for net income determined in accordance with U.S. GAAP.

TVTY Reports Third-Quarter Results

November 12, 2019

Reconciliation of Adjusted Net Income, Non-GAAP Basis and

Adjusted Net Income Per Diluted Share ("EPS”), Non-GAAP Basis

to Net Income, GAAP Basis (in thousands) and EPS, GAAP Basis

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	$ in thousands	Per Share	$ in thousands	Per Share
Adjusted net income, non-GAAP basis (5)	$22,196	$0.46	$25,357	$0.59
Net loss attributable to acquisition, integration, and restructuring costs (6)	(4,155)	(0.09)	—	—
Net loss attributable to amortization of intangible assets (7)	(3,434)	(0.07)	—	—
Loss attributable to tax adjustments (8)	(687)	(0.01)	—	—
Net income, GAAP basis	$13,920	$0.29	$25,357	$0.59

(5)

Adjusted net income and adjusted net income per diluted share are non-GAAP financial measures.  The Company excludes net loss attributable to acquisition, integration, and restructuring costs, amortization of intangible assets, and tax adjustments from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted net income or adjusted net income per diluted share in isolation or as a substitute for net income or EPS determined in accordance with U.S. GAAP.  Additionally, because adjusted net income and adjusted net income per diluted share may be defined differently by other companies in the Company’s industry, the non-GAAP financial measures presented here may not be comparable to similarly titled measures of other companies.

(6)

Net loss attributable to acquisition, integration, and restructuring costs consists of pre-tax charges of $5,540 for the three months ended September 30, 2019 incurred in connection with the acquisition and integration of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(7)

Net loss attributable to amortization of intangible assets consists of pre-tax charges of $4,579 for the three months ended September 30, 2019 related to the amortization of certain definite-lived intangible assets recorded as part of the acquisition of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(8)

Loss attributable to tax adjustments represents the estimated impact on the Company’s effective tax rate for the three months ended September 30, 2019 arising from certain nondeductible expenses related to the acquisition of Nutrisystem.

TVTY Reports Third-Quarter Results

November 12, 2019

Reconciliation of Adjusted EPS Guidance, Non-GAAP Basis

to EPS Guidance, GAAP Basis

For the Year Ending December 31, 2019

Adjusted EPS guidance, non-GAAP basis (10)	$2.14 – 2.32
EPS (loss) guidance attributable to acquisition, integration, and restructuring costs (11)	(0.64 – 0.61)
EPS (loss) guidance attributable to amortization of intangible assets (12)	(0.24)
EPS (loss) guidance attributable to tax adjustments (13)	(0.15)
EPS guidance, GAAP basis (14)	$1.11 – 1.32

(9)

Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to acquisition, integration, and restructuring costs, amortization of intangible assets, and tax adjustments from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with U.S. GAAP.  Additionally, because adjusted EPS guidance may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(10)

EPS (loss) guidance attributable to acquisition, integration, and restructuring costs consists of pre-tax charges in a range of $38,000 to $40,000 incurred in connection with the acquisition and integration of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(11)

EPS (loss) guidance attributable to amortization of intangible assets consists of pre-tax charges of approximately $15,000 related to the amortization of certain definite-lived intangible assets recorded as part of the acquisition of Nutrisystem. The tax rate applied to this expense was 25%, which represented the combined estimated U.S. federal and state statutory tax rate.

(12)

EPS (loss) guidance attributable to tax adjustments represents an estimated impact of approximately $7,000 on the Company’s effective tax rate arising from certain nondeductible expenses related to the acquisition of Nutrisystem.

(13)	Figures may not add due to rounding.